UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2005

EMERGING VISION, INC.

(Exact name of registrant as specified in its charter)

New York	No.001-14128	No.11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 390-2100

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 14, 2005, Emerging Vision, Inc. (the “Company”) (OTCBB – ISEE.OB) adopted a definitive Corporate Code of Ethics and Conduct (the “Code”) to codify the ethical responsibilities of the Company and its subsidiary companies, and of each of their respective officers, directors and employees (collectively, the “Company Parties”). Generally, the Code requires that the Company Parties conduct their business in accordance with all applicable laws and regulations, and in accordance with the highest standards of business ethics. The Code also established the fundamental principles and key policies and procedures that govern the conduct of the Company Parties’ business.

The Code replaces the long-standing guidelines, either non-written or embodied in resolutions adopted by the Board, that the Company originally implemented at the time of its initial public offering. Since the initial public offering, the Company Parties have abided by those guidelines.

The descriptions of the Code set forth herein are qualified in their entirety by reference to the Code itself, which is filed as Exhibit 14.1.

Exhibit No.

14.1	Corporate Code of Ethics and Conduct

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Brian P. Alessi

Name: Brian P. Alessi

Title:	Chief Financial Officer

Date:	November 16, 2005